Confidential Settlement and General Release Agreement

This Confidential Settlement and General Release Agreement (the "Agreement") is entered into by and among Biofrontera Inc., a Delaware Corporation and Erica Monaco ("Employee"). Biofrontera Inc., a Delaware Corporation, and its parent companies, divisions, affiliates, subsidiaries, operating companies, otherwise related entities, predecessors, successors, assigns and any entity under common control with Biofrontera, Inc. are collectively referred to herein as "Company." The Company and Employee are collectively referred to herein as the "Parties," and each as a "Party."

WHEREAS, Employee is and will remain employed by the Company as its Chief Executive Officer until May 26, 2023 (the "Separation Date");

WHEREAS, Employee and the Company entered into an employment agreement dated August 11, 2021, which was amended in part, on April 1, 2022 ("Employment Contract");

WHEREAS, Employee sent a resignation letter dated May 8, 2023 informing the Board of Directors that she intended to terminate her Employment Contract and that her last day of employment would be Wednesday, November 8, 2023 (the "Resignation Letter");

WHEREAS, Employee and the Company desire to settle fully and finally all Claims (as defined below) Employee has or may have against the Company, including, but not limited to, those relating to or arising out of or in connection with Employee's employment with, and separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement (including those referenced both above and below), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the mutual intent to be legally bound by the terms of this Agreement, the Parties agree as follows:

1. **NO ADMISSION AND SUPPLEMENTAL GENERAL RELEASE**

   This Agreement is intended solely as a compromise of disputed claims and neither the fact of The Company's entry into this Agreement, the fact of the settlement reflected in this Agreement, nor the terms hereof or any acts undertaken pursuant hereto, shall constitute an admission or concession by the Company regarding liability or the validity of any claims or allegations. By entering into this Agreement, the Company is not admitting any liability to Employee and all such liability is expressly denied. The Parties have mutually agreed that in lieu of the notice period outlined in the Employment Contract, the Separation Date shall be May 26, 2023. If requested by the Company, Employee agrees to sign a supplemental general release of claims the day after her last

day of employment ("Supplemental General Release"). The Supplemental General Release will state the following:

SUPPLEMENTAL GENERAL RELEASE

In exchange for the promises made in this Agreement by the Company, as and for consideration for Employee's complete waiver and release of all claims against the Company and all its past and present insurers, owners, parents, subsidiaries, divisions, family members, affiliates, related companies or entities, predecessors, successors, contractors, assigns, administrators, executors, officers, directors, trustees, board members, agents, representatives, attorneys, and employees (hereinafter collectively referred to as "RELEASEES" OR "Released Parties"), Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges, RELEASEES and RELEASEES' insurers, owners, parents, subsidiaries, divisions, family members, affiliates, related companies or entities, predecessors, successors, assigns, administrators, executors, officers, directors, trustees, agents, attorneys, heirs, personal representatives, TriNet, any PEO, and employees, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, claims, charges, complaints, and demands whatsoever in law or in equity, whether existing or contingent, known or unknown, which against the RELEASEES, you or your heirs, executors, administrators, successors, and/or assigns may now have or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever, arising before the date of this Agreement, including but not limited to (i) those which were or could have been the subject of claims and allegations made by you; (ii) those arising under the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. § 2101 et seq.; the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141; the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. § 1001 et seq., the National Labor Relations Act, as amended, 29 U.S.C., § 151 et seq.; the Occupational Safety and Health Act; Title VII of the 1964 Civil Rights Act, as amended, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12111 et seq.; the Age Discrimination in Employment Act ("ADEA"), as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621; M.G.L. c. 151B; M.G.L. c. 214 §1C; M.G.L. c. 214 §1B; M.G.L. c. 149, §§ 148 & 150; M.G.L. c. 12, §§11H & 11I;); the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102; Sarbanes-Oxley Act of 2002, Public Law 107-204, including whistleblower Claims under 18 U.S.C. §§ 1514A and 1513(e), any Claims for alleged wages due, overtime or other compensation or payment including any Claim for treble damages, attorneys' fees and costs, and any other federal or state statutory or common law whistleblower or relation-related claims, or any other federal, state or local human rights, civil rights, family or

medical leave (federal or state, including, without limitation any paid family medical leave act or retaliation relating thereto), wage hour, pension or labor law, rule and/or regulation, public policy, contract or tort law, (iii) those arising under all civil laws, criminal laws, any employment contract or common law, including, but not limited to, those relating to age discrimination, sex discrimination, disability/handicap discrimination, race discrimination, color discrimination, national origin discrimination, ancestry discrimination, religious discrimination, military or veteran status discrimination, genetic information discrimination, other unlawful discrimination or retaliation, failure to reasonably accommodate handicap/disability, sexual or other unlawful harassment, aiding or abetting, family leave, medical leave, discharge, constructive discharge, failure to hire or promote, failure to reinstate in or restore to a position, failure to provide notice of rights, restraint of rights, interference with or denial of rights, promissory estoppel, breach of contract, breach of implied covenant of good faith and fair dealing, fraud, retaliation,, defamation, violation of public policy, misrepresentation, deceit, intentional interference with advantageous or contractual relations, intentional or negligent infliction of emotional distress, assault, battery, invasion of privacy, defamation, personal injury, negligence, or conspiracy, and (iv) any other action, claim or grievance against the RELEASEES, from the beginning of the world to the date of this Agreement.

Employee further acknowledges that Employee has received payment, salary, and wages in full for all services rendered in conjunction with Employee's employment with the Company through the date of this Agreement, including payment for all wages, bonuses, and accrued, unused paid time off, and that no other compensation is owed to Employee except as explicitly provided herein. Employee specifically understands that this general release of Claims includes, without limitation, a release of Claims for alleged wages due, overtime, or other compensation or payment, including any Claim for multiple damages, attorneys' fees, costs and expenses, or any Claim arising under Nevada and Massachusetts wage and hour laws, including without limitation, the Massachusetts Wage Act and State Overtime Law and the Massachusetts Pay Equity law, M.G.L. c. 149, §§ 148, 150 et seq. and M.G.L. c. 151, § 1A et seq., as amended; or any other applicable laws governing the payment of wages or compensation, Claims relating to meal breaks, prevailing wage, deductions, reporting pay, unpaid wages, salary, commissions, bonuses, overtime, vacation pay, compensatory time, sick pay, holiday pay, severance pay, expense reimbursements, leaves, retaliation, multiple damages or attorneys' fees, costs and expenses, including, but not limited to any state, federal, or local law governing the payment of wages or compensation. Employee further acknowledges that Employee is unaware of any facts that would support a Claim against the Released Parties for violation of the Fair Labor Standards Act, Massachusetts Wage and Hour law, the Massachusetts Wage Act and Overtime Law, or any other applicable law governing the payment of wages or compensation.

This General Release of Claims does not apply to any claims concerning:

(a) a breach of the Separation Agreement between Employee and the Company;

(b) any rights to benefits under applicable workers' compensation statutes or government-provided unemployment benefits;

(c) any rights to vested benefits under the written terms of a qualified employee retirement plan (including but not limited to a 401(k) plan);

(d) any matters that cannot be lawfully waived.

Employee acknowledges that they may hereafter discover facts different from or in addition to the facts now known or believed to be true as of the Effective Date of this Agreement. Employee agrees that, notwithstanding the discovery of the existence of any such additional or different facts that, if known, may have materially affected her decision to enter into this Agreement, the releases given herein shall be and remain in effect as full, final, and complete releases of the Released Parties, individually and collectively, from the released Claims, and that Employee shall not be entitled to modify or set aside this Agreement, in whole or in part, by reason thereof.

Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.

2. **SEVERANCE PAYMENT**

Subject to: (i) the Company's receipt of this Agreement signed by Employee; and (ii) this Agreement becoming Effective Date, the Company shall pay Employee the total gross amount of Four Hundred Twenty Four Thousand Thirty Eight Dollars and Forty Seven Cents ($424,038.47) which is $450,000.00 less the salary payments made by Company to Employee for work performed between May 8, 2023 and May 26, 2023 (which payments total $25,961.53). (the "Severance Payment"). Employee understands that the Severance Payment will be paid in bi-weekly installments (until the Lump Sum Portion of the Severance Payment Date, as outlined below), in accordance with the Company's usual payroll practices, beginning on the pay period ending on June 2, 2023. Provided that the Employee complies with all of her obligations in this Agreement, on or before the second payroll date in January, 2024, the Company will pay Employee the balance of the Severance Payment then owed in a lump sum. The second payroll date in January, 2024 shall be the "Lump Sum Portion of the Severance Payment Date".) All payments hereunder shall be less applicable state and federal employment taxes, and other

mandated statutory deductions after all events and conditions have been met or occurred under Sections 2(i)-(ii), and provided that Employee complies with all terms and conditions herein, all of which are material inducements for the Company to enter into this Agreement. The Company shall issue Employee a W-2 form as to the entire portion of the Severance Payment. Employee also affirms that she is under Forty (40) years old.

Employee is owed 100 hours' of PTO amounting to $21,634.62, as well as $365.10 in business expenses. On or before May 26, 2023, Company will pay Employee for business expenses and the $21,634.62 (PTO) owed. Upon payment to Employee for PTO, business expenses and her salary through May 26, 2023, Employee agrees that she has been paid all wages, expenses, earned leave and all other monies owed by the Company and that she is not entitled to any other monies whatsoever (aside from the Severance Payment upon the Effective Date).

Employee acknowledges that Employee is not relying upon advice or representation of the Company with respect to the tax treatment of any portion of the Severance Payment, or any other benefits set forth in this Agreement.

It is understood that the Severance Payment is in full and final satisfaction of any and all Claims (as defined below) that Employee is releasing herein that she may have had from the beginning of time until the date Employee signs this Agreement against any of the Released Parties (as defined below), individually or collectively. Employee and the Company agree that no part of any payment by the Company agree pursuant to this Agreement constitutes (i) a fine or penalty paid to a government under any law or (ii) a payment to a government to settle any actual or potential liability for a punitive fine or penalty under any law.

After the Separation Date there shall be no further vesting of any stock options in the Company. If Employee does not exercise their vested options by the earlier of (i) the date of the original expiration date of the options, or (ii) the date that is ninety (90) days after the Separation Date, Employee's options will expire and be canceled, and Employee will have no further rights with respect to Employee's options.

In connection with the Severance Payment provided to Employee pursuant to this Agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and Employee shall be responsible for all applicable taxes with respect to such severance benefits under applicable law. Employee acknowledges that they are not relying upon the advice or representation of the Company with respect to the tax treatment of any of the severance benefits set forth in this Agreement, and that Employee has hired counsel and consulted with (or had an opportunity to consult with) appropriate tax professional(s) relating to all issues of taxation pertaining to this Agreement and the payments Employee is receiving, including, without limitation, any

applicable "parachute payments," and Section 409A of the Internal Revenue Code. For purposes of this Agreement, a termination of employment will mean a "separation from service" as defined in Section 409A of the Internal Revenue Code of 1986 ("***Section 409A***" of the "***Code***"), where required for compliance with Section 409A. This Agreement is intended to comply with the provisions of Section 409A and this Agreement shall, to the extent practicable, be construed in accordance therewith. Terms defined in this Agreement will have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A.

3. **FINAL COMPENSATION**

Employee acknowledges that the Company has provided Employee with Employee's final payment of any wages earned through the Separation Date, as well as any accrued but unused vacation time whether or not the parties execute this Agreement. Employee agrees and acknowledges that Employee is not entitled to, nor will Employee receive, any further compensation, benefits, or other pay or remuneration from the Company agree of any kind whatsoever (including, but not limited to salary, wages, benefits, equity or equity-based awards) unless Employee signs and accepts this Agreement and it becomes effective on the Effective Date, in which case Employee will be entitled to only the benefits from the Company agree as expressly provided herein. Employee's participation in any Company benefits programs shall cease as of the Separation Date. Employee has been made aware of her rights to file for unemployment benefits, as well as her right to obtain insurance coverage at her own expense through COBRA for up to 18 months.

As of the Separation Date, Employee shall also have resigned all positions relating to the Company, including, without limitation, any position on any board, committees, and all other aspects of corporate governance, and as of the Separation Date Employee shall no longer represent that they are affiliated with the Company in any way, except as necessary to fulfill Employee's cooperation covenants outlined below. Employee also agrees to update all social media in connection with her departure, including, without limitation, LinkedIn.

4. **NO PUBLICATION OF SETTLEMENT**

Employee shall take no steps to state, publish or publicize the fact of the settlement or this Agreement, except to the extent provided in this Agreement, and/or whenever and to the extent that disclosure is ordered by a court of competent jurisdiction or otherwise required by state or federal law or regulation. Provided however, Employee may respond to inquiries about her separation by stating that her employment with the company ended amicably.

Employee acknowledges that due to federal regulations, Employer may be required to publish information related to this Agreement and expressly agrees that any such mandatory disclosures shall not violate this Agreement.

5. **CONFIDENTIAL INFORMATION**

a. Subject to the permissible disclosures set forth in Subsection 5(e) of this Agreement, the Parties expressly understand and agree that the terms, conditions, and existence of this Agreement ("Confidential Information") are strictly confidential and shall not be disclosed.

b. "Confidential Information" shall also include any and all information that was shared between the Parties or their counsel in connection with the negotiation and drafting of this Agreement (as described in the Subsection 5(e)(ii), "Settlement Communications"). The Parties further agree that any and all Settlement Communications are subject to the protection of and confidentiality provided by Fed. R. Evid. 408 and state law counterparts, and all similar rules and confidentiality provisions that may exist under state law.

c. Employee hereby covenants and agrees that she will not, without express written authorization of the Company, make use of, license, sell, disclose, or otherwise transfer or make available any Confidential Information, except as permitted under Subsection 5(e) of this Agreement.

d. The Company hereby covenants and agrees that it will not, without express written authorization of Employee, make use of, license, sell, disclose, or otherwise transfer or make available any Confidential Information, except as permitted under Subsection 5(e) of this Agreement.

e. For the avoidance of doubt, Subsections 5(a), 5(b), 5(c) and 5(d) require that certain information be kept strictly confidential and shall not be disclosed, in whole or in part; provided, however, the parties may disclose such Confidential Information:

i. confidentially to their respective attorneys, auditors, accountants, immediate family members, and indemnitors;
ii. in the case of the Company only, confidentially to the Company's employees, agents, vendors and consultants and others who have a business need to know such information in connection with their job responsibilities and/or business operations, and to the Company's board of directors and executive leadership team;
iii. to fulfill their corporate financial reporting obligations;

iv. in the case of the Company only, for the purpose of disclosure in connection with reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations (including without limitation applicable stock exchange rules and regulations), or requested by, including without limitation, governmental or regulatory bodies, or as the result of any legal action, claim, charge or complaint;
v. as required by law, including but not limited to making disclosure, to the extent required by law, in connection with reporting to tax authorities,
vi. to the extent required to enforce this Agreement or as otherwise permitted by this Agreement; and/or
vii. with the prior written consent of the other Party.

Except as otherwise provided in this Section 5(e), if a person not a Party to this Agreement requests or demands from a Party or their attorneys, by subpoena or other legal process, the disclosure of Confidential Information, the recipient of the subpoena or non-party request, or its attorneys, shall, as soon as practicable and if lawfully permitted, notify the other Party, in writing, and give the Parties a reasonable period of time to respond to such subpoena or non-party request before the recipient takes any action in response to the subpoena or non-party request. In no way shall the foregoing be construed in such a way as to in any way limit, invalidate, or otherwise alter or displace any other confidentiality agreements entered into by Employee while under the employ of the Company. This Section 5 is intended to supplement, and not replace, any prior agreement entered into by Employee with respect to confidential information, and for sake of clarity, Employee agrees that they have other obligations to protect the confidential information of the Company that survive the Separation Date, as outlined herein.

6. **GENERAL RELEASE**

In exchange for the promises made in this Agreement by the Company, as and for consideration for your complete waiver and release of all claims against the Company and all its past and present insurers, owners, parents, subsidiaries, divisions, family members, affiliates, related companies or entities, predecessors, successors, contractors, assigns, administrators, executors, officers, directors, trustees, board members, agents, representatives, attorneys, TriNet, any PEO, and employees (hereinafter collectively referred to as "RELEASEES" OR "Released Parties"), Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges, RELEASEES and RELEASEES' insurers, owners, parents, subsidiaries, divisions, family members, affiliates, related companies or entities, predecessors, successors, assigns, administrators, executors, officers, directors, trustees, agents, TriNet and any PEO, attorneys, heirs,

personal representatives, and employees, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, claims, charges, complaints, and demands whatsoever in law or in equity, whether existing or contingent, known or unknown, which against the RELEASEES, you or your heirs, executors, administrators, successors, and/or assigns may now have or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever, arising before the date of this Agreement, including but not limited to (i) those which were or could have been the subject of claims and allegations made by you; (ii) those arising under the Family and Medical Leave Act, 29 U.S.C. § 2601 *et seq.*; the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. § 2101 et seq.; the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141; the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. § 1001 et seq., the National Labor Relations Act, as amended, 29 U.S.C., § 151 et seq.; the Occupational Safety and Health Act; Title VII of the 1964 Civil Rights Act, as amended, 42 U.S.C. § 2000e *et seq.*; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12111 *et seq.*; the Age Discrimination in Employment Act ("ADEA"), as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621; M.G.L. c. 151B; M.G.L. c. 214 §1C; M.G.L. c. 214 §1B; M.G.L. c. 149, §§ 148 & 150; M.G.L. c. 12, §§11H & 11I;); the Massachusetts Equal Rights Act, M.G.L. c. 93, § 102; Sarbanes-Oxley Act of 2002, Public Law 107-204, including whistleblower Claims under 18 U.S.C. §§ 1514A and 1513(e), any Claims for alleged wages due, overtime or other compensation or payment including any Claim for treble damages, attorneys' fees and costs, and any other federal or state statutory or common law whistleblower or relation-related claims, or any other federal, state or local human rights, civil rights, family or medical leave (federal or state, including, without limitation any paid family medical leave act or retaliation relating thereto), wage hour, pension or labor law, rule and/or regulation, public policy, contract or tort law, (iii) those arising under all civil laws, criminal laws, any employment contract or common law, including, but not limited to, those relating to age discrimination, sex discrimination, disability/handicap discrimination, race discrimination, color discrimination, national origin discrimination, ancestry discrimination, religious discrimination, military or veteran status discrimination, genetic information discrimination, other unlawful discrimination or retaliation, failure to reasonably accommodate handicap/disability, sexual or other unlawful harassment, aiding or abetting, family leave, medical leave, discharge, constructive discharge, failure to hire or promote, failure to reinstate in or restore to a position, failure to provide notice of rights, restraint of rights, interference with or denial of rights, promissory estoppel, breach of contract, breach of implied covenant of good faith and fair dealing, fraud, retaliation,, defamation, violation of public policy, misrepresentation, deceit, intentional interference with advantageous or contractual

relations, intentional or negligent infliction of emotional distress, assault, battery, invasion of privacy, defamation, personal injury, negligence, or conspiracy, and (iv) any other action, claim or grievance against the RELEASEES, from the beginning of the world to the date of this Agreement.

Employee further acknowledges that Employee has received payment, salary, and wages in full for all services rendered in conjunction with Employee's employment with the Company through the date of this Agreement, including payment for all wages, bonuses, and accrued, unused paid time off, and that no other compensation is owed to Employee except as explicitly provided herein. Employee specifically understands that this general release of Claims includes, without limitation, a release of Claims for alleged wages due, overtime, or other compensation or payment, including any Claim for multiple damages, attorneys' fees, costs and expenses, or any Claim arising under Nevada and Massachusetts wage and hour laws, including without limitation, the Massachusetts Wage Act and State Overtime Law and the Massachusetts Pay Equity law, M.G.L. c. 149, §§ 148, 150 *et seq.* and M.G.L. c. 151, § 1A *et seq.*, *as amended*; or any other applicable laws governing the payment of wages or compensation, Claims relating to meal breaks, prevailing wage, deductions, reporting pay, unpaid wages, salary, commissions, bonuses, overtime, vacation pay, compensatory time, sick pay, holiday pay, severance pay, expense reimbursements, leaves, retaliation, multiple damages or attorneys' fees, costs and expenses, including, but not limited to any state, federal, or local law governing the payment of wages or compensation. Employee further acknowledges that Employee is unaware of any facts that would support a Claim against the Released Parties for violation of the Fair Labor Standards Act, Massachusetts Wage and Hour law, the Massachusetts Wage Act and Overtime Law, or any other applicable law governing the payment of wages or compensation.

This General Release of Claims does not apply to any claims concerning:

(a) a breach of this Agreement;

(b) any rights to benefits under applicable workers' compensation statutes or government-provided unemployment benefits;

(c) any rights to vested benefits under the written terms of a qualified employee retirement plan (including but not limited to a 401(k) plan);

(d) any matters that cannot be lawfully waived.

Employee acknowledges that they may hereafter discover facts different from or in addition to the facts now known or believed to be true as of the Effective Date (as defined below) of this Agreement. Employee agrees that, notwithstanding the discovery

of the existence of any such additional or different facts that, if known, may have materially affected her decision to enter into this Agreement, the releases given herein shall be and remain in effect as full, final, and complete releases of the Released Parties, individually and collectively, from the released Claims, and that Employee shall not be entitled to modify or set aside this Agreement, in whole or in part, by reason thereof.

Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.

7. **RETURN OF COMPANY PROPERTY AND CONTINUED OBLIGATION TO KEEP COMPANY INFORMATION CONFIDENTIAL, COOPERATION OBLIGATIONS, AND DEFEND TRADE SECRETS ACT**

a. Return of Company property. Employee agrees that they have returned to the Company (or shall return no later than the Separation Date) all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, and printers, wireless handheld devices, cellular phones, tablets, etc.), documents, text messages, electronic mail, communications relating to the Company, Board meeting minutes, committee meeting minutes, notes, materials and information related to the Company and any of its subsidiaries or affiliates, Company owned data, notes, proposals, technical bulletins, product manuals, database information, intellectual property, Company identification, and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those that Employee developed or helped to develop during Employee's employment. Employee further confirms that they have canceled all accounts for their benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone, and/or computer accounts. Employee also agrees not to access or use any Company computer, database, computer network or system, voice mail system, electronic mail, device or media of any kind.

Employee acknowledges and reaffirms their obligation under Section 6 of the Employment Contract, and shall additionally agree to keep confidential and not to use or disclose any and all non-public information concerning the Company or any Released Party that Employee acquired during the course of employment with the Company, including, but not limited to, any non-public information concerning the Company's business affairs, investors, Board of Directors, any committee, product knowledge, potential products, clinical trials technology, know how, business prospects, vendors, suppliers, knowledge relating to any acquisition or potential

acquisition, financial condition, and any information that is defined as a Trade Secret under federal or Massachusetts law.

Employee further understands that in addition to the obligations in Section 6 of Employee's employment agreement, the Company has expended, and continues to expend, significant amounts of time, money, and effort to acquire, compile, develop, and maintain the secrecy of, information (whether or not fixed in tangible form, intangible form, electronically stored, or otherwise maintained) that provides the Company with an economic advantage and value, actual or potential, from not being generally known to, and not be readily ascertainable by proper means by, others who might obtain economic advantage or value from its acquisition, disclosure, or use (collectively, "Company Confidential Information").

Employee further understands that Company Confidential Information includes all forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, devices, formulas, designs, prototypes, methods, techniques, processes, procedures, business strategies, customer lists, customer data, programs, and codes, whether tangible or intangible, and regardless of how stored, compiled, or memorialized, whether physically, electronically, graphically, photographically, in writing, or otherwise. Further, Employee understands that Company Confidential Information may include, but is not limited to, trade secrets; marketing data, plans, methods, and strategies; business plans, methods, and strategies; cost structures; pricing structures, plans, and strategies; profit margins; financial information, projections, and forecasts; profit and loss information; contract terms; training materials; internal policies and practices; current and prospective customer lists; vendor lists; Company's current and prospective customer contact information, organizational structure(s),suppliers, vendors and their representatives responsible for considering, entering into, or managing agreements for services and/or products provided by Company or conducting clinical trials or other product development; customer leads or referrals; customer goals, preferences, needs, concerns, and requirements (including customer likes and dislikes) and the manner in which they have been, or plan to be, addressed by Company; customer billing procedures and payment practices; customer information regarding contract and relationship terms and conditions, pricing, price sensitivities, costs, profits, sales, buying patterns, markets, and discounts; plans for future business; purchasing techniques; and information contained in Company's databases.

To the extent not included in the foregoing paragraph, Company Confidential Information may also include, without limitation, production information; inventions; developments; discoveries; concepts; improvements; technical information; software

(source code and/or object code); algorithms; cost structure and other cost data; current and potential sales and sales strategies; management information; usernames and passwords for any networks, website, computer, storage device, hardware, software, or account provided to me by Company, established for Company, or that Employee uses/used primarily for the benefit of Company; and other information concerning the business, products, or services of Company or of any of its existing or prospective customers, consultants, advisors, suppliers, vendors, employees, investors, and anyone else with whom Company does business (collectively, "Business Partners"). Employee understands that Company Confidential Information also includes information that Company receives from its Business Partners or from other third parties to whom Company owes a duty of confidentiality.

Employee also recognizes and agrees that Company takes reasonable steps to identify Company Confidential Information, but that, even with the best of intentions, mistakes happen. Accordingly, Employee is aware that any information that could be considered Company Confidential Information should be treated as such, regardless of whether it is identified as Company Confidential Information, and Employee therefore agrees to treat all such information as though it had been designated as Company Confidential Information.

b. Cooperation. Prior to and after the Separation Date, Employee will cooperate as reasonably necessary with the Company in (i) the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while you were employed by the Company, (ii) to assist the Company in transitioning Employee's duties, complying with all SEC/OSHA and all other regulatory requirements, transitioning Employee's signatory responsibilities, transitioning Employee's role as Transfer Agent, assisting with earnings calls, reports, and public filings (iii) the investigation, whether internal or external, of any matters about which the Company believes Employee may have knowledge or information. Employee's cooperation in connection with such claims, actions, or investigations will include, but not be limited to, being available to meet with counsel (at mutually convenient times) to answer questions or to prepare for discovery or trial and to act as a witness on behalf of the Company or to otherwise give testimony. During and after the Separation Date, Employee also will cooperate as reasonably necessary with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by the Company. The Company will reimburse Employee for any reasonable out-of-pocket expenses incurred in connection with performance of obligations pursuant to this Section,

based on the procedures and standards for reimbursement applicable to employee business expense reimbursement under the Company's policies.

c. Defend Trade Secrets Act. Employee understands that pursuant to the Defend Trade Secrets Act an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, Employee understands that in the event that disclosure of the Company's trade secrets was not done in good faith pursuant to the above, Employee will be subject to substantial damages, including punitive damages and attorney's fees.

8. **FORUM FOR BREACH AND FORFEITURE UPON BREACH**

The Parties hereby mutually agree to the exclusive jurisdiction of the state or federal courts within Massachusetts for any dispute arising hereunder, including but not limited to disputes with respect to any claim for injunctive relief under this Agreement. Accordingly, with respect to any such court action, Employee (a) submits to the personal jurisdiction of such courts; (b) consents to service of process by regular mail to his last known address; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. If Employee commences a legal action or other proceeding against the Company outside of Massachusetts, Employee shall reimburse the other(s) for its reasonable attorneys' fees, costs and expenses if the Company prevails in staying, transferring, dismissing or otherwise defending such action or proceeding, regardless of whether such fees, costs and expenses are incurred in the forum where the action was commenced or in a Massachusetts forum. Furthermore, the prevailing party to any request to enforce Employee's obligations under this Agreement, and specifically this Section (including, but not limited to, pursuant to a temporary restraining order or preliminary injunction), shall be entitled to receive reasonable attorneys' fees, costs and expenses in addition to any other relief sought, available or awarded.

THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE.

The Parties hereby agree that any dispute between them relating to, or arising under, this Agreement (except as to injunctive relief) shall be adjudicated through expedited confidential arbitration in Suffolk County, Massachusetts, pursuant to the Employment Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services (JAMS). If either party initiates arbitration each party shall bear one half (1/2) of the costs of arbitration including, but not limited to, administrative fees, case management fees, expenses of the arbitrator and arbitrator compensation. The requirement that all such claims (except for injunctive relief) must proceed in confidential arbitration is an integral part of this Agreement.

With respect to any request for injunctive relief, the parties agree to file any such claims in Suffolk County, Massachusetts.

Upon proof and a finding at such arbitration of a material breach of any provision of this Agreement, the non-prevailing Party shall be liable for actual damages, as well as costs and expenses incurred by the prevailing Party, including attorneys' fees, costs and expenses relating to the arbitration and proof of the breach. Aside from a breach of the non-disparagement provision and/or indemnification provision, Employee understands that her sole remedy for monetary relief hereunder shall be limited to the balance of any Severance Payment not yet paid.

The existence and content of the arbitral proceedings and any rulings or award shall be kept confidential except (i) to the extent that disclosure may be required of a Party to fulfill a legal duty, or protect or pursue a legal right, including but not limited to any further proceeding to confirm or vacate the arbitration award under applicable law; (ii) with the written consent of all Parties; or (iii) any Party may disclose matters relating to the arbitration or the arbitral proceedings where necessary for the preparation or presentation of a claim or defense in such arbitration.

Any Party filing a petition to confirm the Arbitrator's award and/or to vacate the award shall file any documents containing Confidential Information under seal to the greatest extent permissible by law and, if necessary, shall seek to obtain a court order sealing any documents containing Confidential Information that are included in the court file in order to maintain confidentiality of Confidential Information, to the greatest extent permissible by law, with all Parties having stipulated to the factual and legal grounds for such sealing.

Nothing in this Section shall preclude or limit any Party from seeking and/or receiving equitable relief, including injunctive relief, for any breach or violation of this Agreement.

9. **NON-DISPARAGEMENTAND COMMUNICATION TO PROSPECTIVE EMPLOYERS OF EMPLOYEE**

A. Employee Obligations. To the extent permitted, by law, Employee acknowledges, represents, and agrees that as a condition of Employee's receipt of the Severance Payment and benefits in this Agreement, except as otherwise provided herein, Employee shall not hereafter make any false, disparaging, or derogatory statements about the Company or any of the other Released Parties, whether on social media, or otherwise.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit Employee from (i) making truthful statements or disclosures that are: (i) required by applicable law, regulation, or legal process; (ii) about acts of sexual assault or workplace sexual harassment; the failure to prevent workplace sexual harassment; and retaliation against a person for reporting sexual harassment; or (iii) requesting or receiving confidential legal advice.

Employee agrees to direct all third-party inquiries from prospective employers of Employee to the Company's Human Resources Department, who will provide only Employee's dates of employment with the Company and last position held, consistent with Company policy. To the extent permitted by law, the Company agrees to instruct the officers and directors of the Company not to make any false, disparaging or derogatory statements about Employee.

B. Company Obligations. To the extent permitted, by law, and subject to all regulatory disclosures and requirements of the Company, the Company agrees that current officers and directors, so long as they are employed by the Company, will not make any false, disparaging, or derogatory statements about the Employee, whether on social media, or otherwise.

Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Company's current officers or directors in any respect from (i) making truthful statements or disclosures that are: (i) required by applicable law, regulation, or legal process, or which are necessary for legitimate business purposes.

The prevailing party to any dispute relating to this Section 9 of the Agreement shall be entitled to its reasonable attorneys' fees and costs.

10. **COVENANT NOT TO SUE**

Employee represents and warrants that Employee has not filed any actions, complaints or charges against the Company or any of the other Released Parties, individually or collectively, nor does she have any intention of doing so. Employee shall not file any

actions, complaints or charges against the Company or any of the other Released Parties, individually or collectively, regarding any of the Claims released pursuant to this Agreement. Employee agrees that Employee shall not seek or accept damages of any nature, other equitable or legal remedies for Employee's own benefit, attorneys' fees, costs or expenses from the Company or any of the other Released Parties, individually or collectively, with respect to any Claims released by this Agreement. As a material inducement for the Company to enter into this Agreement, Employee represents that Employee has not assigned to any third party any Claim released by this Agreement. Employee understands that other than as outlined herein, any lawsuit, claim or other action that is filed (other than to enforce the terms of this Agreement) shall be a material breach of this Agreement.

Nothing in this Agreement is intended to or shall be construed to limit Employee's ability to file a charge or participate or cooperate in an investigation or proceeding with the United States Equal Employment Opportunity Commission or comparable state or local agencies investigating unlawful employment discrimination practices (collectively, "Anti-Discrimination Agencies"). The Anti-Discrimination Agencies have the authority to carry out their statutory duties by investigating a charge, issuing a determination, filing a lawsuit, or taking any other action authorized by law. Employee retains the right to participate in any such action, and retain the right to communicate with the Anti-Discrimination Agencies, and such communication shall not be limited by any provision in this Agreement. Nothing in this Agreement shall be construed to limit Employee's ability, without prior authorization from or notification to the Company, to engage in any activity or conduct protected by Section 7 or any other provision of the National Labor Relations Act, such as by way of examples, from filing an unfair labor practice charge, assisting other employees in doing so, assisting in the investigative process of the National Labor Relations Board, and discussing terms and conditions of employment with others; to report possible violations of federal, state, or local law or regulation to any government agency or entity, including but not limited, to the extent applicable, to the Occupational Safety and Health Administration, the Security and Exchange Commission, the Department of Justice, the Congress, and/or any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; or to communicate directly with, respond to any inquiry from, or provide testimony before any federal, state, or local regulatory authority, regarding this Agreement or its underlying facts or circumstances. Employee also understands and acknowledge that, by signing this Agreement, she has completely waived her right to receive any individual relief, including monetary damages, in connection with any such claim, charge, complaint, investigation, or proceeding covered by this Section 10 (including without limitation those filed with an Anti-Discrimination Agency), and if Employee is awarded individual relief and/or monetary damages, Employee hereby unconditionally assigns to the Company, and agrees to undertake any and all measures

necessary to effectuate such assignment of, any right or interest Employee may have to receive such individual relief and/or monetary damages. Notwithstanding the foregoing, this Agreement does not limit Employee's right to receive an award for information provided to OSHA, the SEC or to any other government agency where such a waiver is prohibited.

11. **INDEMNIFICATION**

Provided that Employee complies with all covenants in this Agreement including, but not limited to, her duty of cooperation outlined herein (all of which are material), and that Employee has (and will) at all times act(ed) in good faith and consistent with her fiduciary duties and duty of loyalty to the Company, as well as lawfully, in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that Employee has not been adjudged to be liable in any respect to the Company, then the Company shall indemnify Employee for any judgments, awards, penalties, settlements and fines resulting from any suit or legal action (whether civil, criminal, administrative) where such suit or legal action names Employee as a party and alleges claims that occurred during the scope of Employee's employment and Employee was acting within the scope of her duties as Chief Executive Officer of the Company. In such case that indemnification applies, Employee agrees to tender her defense to the Company (or its insurer) and Company (or its insurer) shall select counsel of its choice to represent Employee (which may be the same counsel that represents Company in any lawsuit or other legal action. As a condition precedent hereto, Employee shall immediately notify Company in writing of any suit for which Employee believes they are entitled to indemnification.

12. **NON-SOLICITATION AND NONCOMPETITION OBLIGATIONS OF EMPLOYEE**

Employee recognizes that based upon their position at the Company, Employee developed many relationships with employees, vendors, suppliers and other third parties, and Employee has had access to highly proprietary and confidential information. Accordingly, the Company has a legitimate business interest in maintaining these relationships and in preventing Employee from soliciting or otherwise interfering with these relationships, and competing against the Company. Thus, for a period of One (1) year from the date this Agreement becomes effective, Employee agrees not to, directly or indirectly:

a. solicit, encourage to leave, persuade or attempt to persuade, hire or assist in hiring, refer to any recruiting person or entity, or otherwise cause or induce in any manner any officer, director, vendor, supplier or employee of the Company to terminate or alter their employment or other relationship with the Company; or

b. solicit, advise, recommend, interfere with or take any other action intended to or which has the effect of causing any vendor, supplier, or customer of the Company or other third party with whom the Company has a relationship, to terminate, alter or reduce an existing or prospective business or commercial relationship with the Company.

c. in any capacity (whether on Employee's own behalf, or as a principal, director, officer, employee, consultant, independent contractor, agent, stockholder, member, partner, trustee, joint venture, lender or other investor, or through the agency of any corporation, limited liability company, partnership, association, or agent, or otherwise), engage in or perform:

   i. any job, position, function, role, or activity that (a) is the same as or similar to that which Employee performed for the Company and (b) involves products, services, or a line of business that is competitive with or that substitutes for or eliminates the need for the products, services, or line of business of the Company in which Employee was involved at any time; or

   ii. any other job, position, function, role, or activity that would likely or inevitably, even if unintentionally, require or result in the use or disclosure of Company's Confidential Information, trade secrets (as defined in this Agreement or pursuant to any applicable statute, or the use of Company's customer goodwill.

(EMPLOYEE TO INITIAL BELOW)

CM I understand and agree that the restrictions set forth in this section are independent covenants. I further understand that if I breach my fiduciary duties or unlawfully take, physically or electronically, property belonging to the Company, the Noncompete Period shall be extended to two (2) years. Additionally, with respect to any non-solicitation restrictions, my breach will toll the restrictions from the date of the breach.

CM I understand that this Agreement, including in particular the restrictive covenants in this section, may seriously limit my future flexibility in many ways, including limiting possible job opportunities that I could otherwise accept during the applicable restrictive periods, even though such opportunities may be highly attractive to me or provide greater compensation than any other available opportunities.

13. <u>ATTORNEY/TAX CONSULTANT ADVICE</u>

Employee acknowledges that this Agreement is legally binding between Employee and the Company. Employee is hereby advised to review this Agreement carefully, and affirms that she has consulted with (or had an opportunity to consult with) an attorney (and tax consultants) of Employee's choosing before executing this Agreement.

14. **SEVERABILITY**

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, such provision or portion shall be enforced to the maximum extent permitted under the law and the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law; provided, however, that (a) if any court, tribunal or arbitrator were to find that the waiver or release of claims provision in this Agreement is unlawful or unenforceable, or was not entered into knowingly and voluntarily, Employee agrees to execute a new waiver and general release that is lawful and enforceable, and which is consistent with the scope and intent of the waiver and release contained in this Agreement, and (b) if any court, tribunal or arbitrator were to find that the confidentiality and/or arbitration provisions in this Agreement are unlawful or unenforceable, or were not entered into knowingly and voluntarily by Employee, Employee agrees to execute a new confidentiality and/or arbitration covenant that is lawful and enforceable and which is consistent with the scope and intent of the confidentiality and arbitration provisions in this Agreement.

15. **ASSIGNMENT**

Employee may not assign, novate, sub-license, transfer, or otherwise dispose of (collectively, "Transfer") any of Employee's rights or obligations created under this Agreement without the prior written consent of the Company. Any attempted Transfer in violation of this Section 13 shall be null and void ab initio, and this Agreement shall continue to bind only the Parties set forth in this Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including (as to the Company only) corporations with which, or into which, the Company may be merged or which may succeed to its respective assets or business.

16. **REPRESENTATION REGARDING MEDICARE**

Employee represents that Employee is not enrolled in the Medicare program, was not enrolled in the Medicare program at any time through the date of this Agreement, and has not received Medicare benefits for medical services or items related to, arising from, or in connection with his employment and/or any of the Claims. Employee represents and warrants that the information provided to the Company regarding Employee's Medicare status, if any, including Employee's name, gender, date of birth, and Social Security Number, is complete, accurate, and current as of the date of this Agreement. Employee represents and warrants that Employee has not received any medical services or items related to, arising from, or in connection with the Claims. Employee represents and

warrants that no Medicaid payments have been made to or on behalf of Employee and that no liens, claims, demands, subrogated interests, or causes of action of any nature or character exist or have been asserted arising from or related to any Claims. Employee further agrees that Employee, and not the Released Parties, individually or collectively, shall be responsible for satisfying all such liens, claims, demands, subrogated interests, or causes of action that may exist or have been asserted or that may in the future exist or be asserted.

To the extent that Employee's representations and warranties related to Employee's Medicare status and receipt of medical services and items related to the Claims are inaccurate, not current, or misleading, Employee agrees to indemnify and hold harmless Released Parties, individually or collectively, from any and all claims, demands, liens, subrogated interests, and causes of action of any nature or character that have been or may in the future be asserted by Medicare and/or persons or entities acting on behalf of Medicare, or any other person or entity, arising from or related to this Agreement, the Severance Payment, any Conditional Payments made by Medicare, or any medical expenses or payments arising from or related to the Claims that is subject to this Agreement or the release set forth herein, including but not limited to: (a) all claims and demands for reimbursement of Conditional Payments or for damages or double damages based upon any failure to reimburse Medicare for Conditional Payments; (b) all claims and demands for penalties based upon any failure to report, late reporting, or other noncompliance with or violation of Section 111 of MMSEA that is based in whole or in part upon late, inaccurate, or inadequate information provided to the Released Parties by Employee or Employee's Counsel or upon any failure of Employee or Employee's Counsel to provide information; and (c) all Medicaid liens. This indemnification obligation includes all damages, double damages, fines, penalties, attorneys' fees, costs, interest, expenses, and judgments incurred by or on behalf of the Released Parties in connection with such claims, demands, subrogated interests, or causes of action.

17. **SECTION HEADINGS**

The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18. **WAIVER**

The failure, delay or omission by any Party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. No waiver of any provision of this Agreement, or breach thereof, shall be deemed a waiver of any other provision or breach of this Agreement. If any Party provides a waiver or consent on one particular occasion, it is effective only as

to that occasion and does not affect other occasions. No terms or provision of this Agreement may be waived or consented to by the Parties unless such waiver is in writing.

19. **GOVERNING LAW**

This Agreement is governed by the laws of the Commonwealth of Massachusetts. The rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws provisions.

20. **ENTIRE AGREEMENT**

This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, provided, however, that Employee shall remain bound by Section 6 of her Employment Contract signed by her and Hermann Luebbert on April 1, 2022, as well as any other agreements related to confidentiality, ownership of intellectual property.

21. **TIME FOR CONSIDERATION AND "EFFECTIVE DATE"**

Employee understands and agrees that by entering into this Agreement, Employee is waiving any and all rights or claims Employee may have against the Company and all of the Released Parties, individually or collectively, as set forth herein, and that Employee has received consideration beyond that to which Employee was previously entitled. The waiver of rights and claims does not extend to any rights or claims arising from actions or inactions occurring after the date Employee executes this Agreement. In executing this Agreement, Employee is not relying upon and has not relied upon any representation or statement not set forth herein made by the Company and/or any of the other Released Parties with regard to the subject matter, basis, or effect of this Agreement or otherwise.

Because of the noncompetition restriction, Employee has Seven (7) business days from the date of execution to rescind acceptance of this Agreement. If Employee is paid any monies after May 26, 2023 and then rescinds acceptance of this Agreement, Employee agrees to return the gross amounts of any monies paid to her.

This Agreement becomes enforceable on the 8th business day after the Employee signs the Agreement and does not rescind acceptance (the "Effective Date"). Employee acknowledges that Employee is entering into this Agreement voluntarily and without coercion and that Employee has had the opportunity to and has adequately reviewed the information contained herein.

22. **NOTICES**

All notices, demands, requests or other communications that any Party may desire or be required to give hereunder must be in writing and must be given (a) by hand delivery, or (b) by a recognized overnight courier service providing confirmation of delivery, to the addresses set forth below or at such other address that a Party may specify by notice given to the other Party in accordance with this Section. A notice sent by overnight courier shall be deemed given upon confirmation of delivery.

As to the Company:

Todd J. Bennett, Esq.
Bennett and Belfort, P.C.
24 Thorndike Street, Suite 300
Cambridge, Massachusetts 02141

As to Employee:

Steven Nelson, Esq.
Shea, Dangora & Nelson
566 Boston Road
Billerica, Massachusetts 01821

23. **COUNTERPARTS**

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Digital and electronic signatures shall be treated as valid, original signatures.

24. **KNOWING AND VOLUNTARY WAIVER**

The Parties agree that they have carefully read this Agreement and fully understand its meaning and that if he or it signs this Agreement he or it will be waiving all claims as described herein, and that he or it has received consideration in exchange for entering into this Agreement. No Party was coerced into signing this Agreement, and all Parties enter into this Agreement, and agree to all its terms and significance, knowingly and voluntarily, without duress or reservation of any kind, and after having given the matter full and careful consideration. The Parties are hereby advised in writing to consult with an attorney about this Agreement before signing it and have had the opportunity to do so.

25. **MISCELLANEOUS**

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their administrators, executors, heirs, predecessors, successors, assigns, subsidiaries and affiliates. This Agreement may not be supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of each of the Parties hereto. This Agreement shall take effect as a sealed instrument.

Employee acknowledges that payment of the Severance Payment and any other benefits provided hereunder is strictly contingent upon Employee's strict compliance with all covenants herein, all of which are material, and failure to comply may result in either or both a delay in payment or complete forfeiture of any Severance Payments or other benefits granted pursuant to this Agreement.

To the extent any provision herein is found to be illegal, this shall affect the efficacy of the remainder of the Agreement.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT AND IS VOLUNTARILY ENTERING INTO THIS AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED AND HAS BEEN GIVEN ADEQUATE TIME AND OPPORTUNITY TO SEEK OUTSIDE COUNSEL OF EMPLOYEE'S CHOOSING TO REVIEW THIS AGREEMENT AND TO ADVISE EMPLOYEE

READ THIS AGREEMENT CAREFULLY. IT IS A LEGALLY BINDING AGREEMENT THAT INCLUDES A WAIVER AND RELEASE OF LEGAL RIGHTS. ALL PARTIES HERETO HAVE FULL AUTHORITY TO EXECUTE THIS AGREEMENT

SIGNED AS A SEALED INSTRUMENT BY THE PARTIES BELOW.

Erica Monaco

DATED: May 24, 2023

BIOFRONTERA, INC.

By: ______________________

E. Fred Leffler, III, Chief Financial Officer

DATED: May 25, 2023